EXHIBIT 5.1

             OPINION OF DILL DILL CARR STONBRAKER & HUTCHINGS, P.C.





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                     DILL DILL CARR STONBRAKER & HUTCHINGS
                           A PROFESSIONAL CORPORATION
                                ATTORNEYS AT LAW
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Daniel W. Carr                                               Fay M. Matsukage**
John J. Coates                                               Felicity Rossi
Kevin M. Coates                                              Adam P. Stapen
H. Alan Dill                                                 Jon Stonbraker
Robert A. Dill                                               Craig A. Stoner
Thomas M. Dunn                                               Patrick D. Tooley
John A. Hutchings                                               ----------
Stephen M. Lee                                               Leslie Block Kaye*
                                                                of Counsel
                                          *Also licensed in Arizona and New York
                                          **Also licensed in Nevada




January 18, 2002


Timebeat.com Enterprises Inc.
P.O. Box 9
Payson, Arizona 85547-0009

Ladies and Gentlemen:

As counsel for your company, we have reviewed your Articles of Incorporation and Bylaws, and such other corporate records, documents, and proceedings and such questions of law as we have deemed relevant for the purpose of this opinion.

We have also examined Amendment No. 1 to the Registration Statement of your company on Form SB-2 which will be transmitted for filing with the Securities and Exchange Commission (the "Commission") on or about January 18, 2002, covering the registration under the Securities Act of 1933, as amended, of the following:

(a) Up to 35,000,000 shares of common stock which are issuable to Swartz Private Equity, LLC as put shares under an investment agreement;

(b) Up to 994,400 shares of common stock which are issuable upon the exercise of commitment warrants issued to Swartz;

(c) 2,186,835 shares of common stock which are presently outstanding and held by selling security holders; and

(d) 2,186,835 shares issuable upon the exercise of warrants held by selling security holders,

including the exhibits and form of prospectus (the "Prospectus") filed therewith.

On the basis of such examination, we are of the opinion that:

1. The Company is a corporation duly organized, validly existing, and in good standing under the laws of the State of Nevada, with all requisite corporate power and authority to own, lease, license, and use its properties and assets and to carry on the businesses in which it is now engaged.

2. The Company has an authorized capitalization as set forth in the Prospectus.

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 455 SHERMAN STREET, SUITE 300 / DENVER, COLORADO 80203 / FAX (303) 777-3823 /
                                 (303) 777-3737
                           E-mail: dillndill@aol.com

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3.       The shares of Common Stock of the Company to be issued to Swartz
         Private Equity, LLC are validly authorized and, when the pertinent provisions of the Securities Act of 1933 and such "blue sky" and securities laws as may be applicable have been complied with, such shares will be validly issued, fully paid, and nonassessable.

4. The shares of Common Stock of the Company to be issued to Swartz Private Equity, LLC upon the exercise of the commitment warrants are validly authorized and when the warrants are exercised in accordance with their terms, the shares of Common Stock so issuable upon exercise will be validly issued as fully paid and nonassessable shares of Common Stock of the Company.

5. The shares of Common Stock of the Company owned by the s lling security holders have been validly authorized and issued as fully paid and nonassessable shares of common stock of the Company.

6. The shares of Common Stock of the Company to be issued to selling security holders upon the exercise of their warrants are validly authorized and when the warrants are exercised in accordance with their terms, the shares of Common Stock so issuable upon exercise will be validly issued as fully paid and nonas sessable shares of Common Stock of the Company.

We hereby consent to the use of our name in the Registration Statement and Prospectus in the section captioned "Legal Matters," and we also consent to the filing of this opinion as an exhibit thereto. In giving this consent, we do not thereby admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act of 1933 or the rules and regulations of the Commission thereunder.

Very truly yours,

/s/ Dill Dill Carr Stonbraker & Hutchings, P.C.

DILL DILL CARR STONBRAKER
 & HUTCHINGS, P.C.